UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 01, 2026

Functional Brands Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42936	85-4094332
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (800) 245-8282

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value share	MEHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On February 1, 2026, the Board of Directors (the “Board”) of Functional Brands Inc. (the “Company”) approved and adopted an amendment (the “Amendment”) to the Company’s bylaws (the “Bylaws”) which reduces the number of shares required to constitute a quorum at a stockholders meeting of the holders of shares of the outstanding capital stock of the Company to provide that stockholders holding thirty-three and four-tenths percent (33.4%) of the Company’s outstanding capital stock entitled to vote at such meeting shall constitute a quorum (Section 2.7 of the Bylaws).

Prior to the Amendment to the quorum requirements of the Bylaws as discussed above, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock entitled to vote at the meeting would constitute a quorum for the transaction of business at such meeting. The change to the quorum requirement for stockholder meetings was made to improve the Company’s ability to hold stockholder meetings when called.

The foregoing description of the Amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment No. 1 to the Bylaws of the Company
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 4, 2026	FUNCTIONAL BRANDS INC.

		By:	/s/ Eric Gripentrog
		Name:	Eric Gripentrog
		Title:	Chief Executive Officer

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